Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly BANKERS TRUST COMPANY)

(Exact name of trustee as specified in its charter)

New York	13-4941247
(Jurisdiction of Incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification no.)

One Columbus Circle New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Deutsche Bank Trust Company Americas

1 Columbus Circle

New York, New York 10019

(212) 250 – 2500

(Name, address and telephone number of agent for service)

THE KRAFT HEINZ COMPANY

(Exact name of registrant as specified in its charter)

Delaware	46-2078182
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

KRAFT HEINZ FOODS COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	25-0542520
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One PPG Place,

Pittsburgh, Pennsylvania 15222

(412) 456-5700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rashida La Lande

Executive Vice President, Global General Counsel, and Chief Sustainability and Corporate Affairs Officer

One PPG Place,

Pittsburgh, Pennsylvania 15222

(412) 456-5700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Andrew L. Fabens

Lori Zyskowski

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

(212) 351-4000

Debt Securities

(Title of the Indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Reserve Bank (2nd District) Federal Deposit Insurance Corporation New York State Banking Department	New York, NY Washington, D.C. Albany, NY

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

Not Applicable.

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 4 -	A copy of existing By-Laws of Deutsche Bank Trust Company Americas, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-271647.

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 23rd day of October, 2023.

DEUTSCHE BANK TRUST COMPANY AMERICAS

/s/ Joseph Denno
By:	Joseph Denno
Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS 00623 New York, NY 10019 Federal Financial Institutions Examination Council Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041 Board of Governors of the Federal Reserve System 0MB Number 7100-0036 Federal Deposit Insurance Corporation OMB Number 3064-0052 Office of the Comptroller of the CurrencyOMB Number 1557-0081 Approval expires December 31,2024 Page 1 of 87 Report at the close of business June 30, 2023 This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations). Unless the context indicates otherwise, the term “bank” in this report form refers to both banks and savings associations. 20230630 (RCON 9999) This report form is to be filed by banks with domestic offices only and total consolidated assets of less than $100 billion, except those banks that file the FFIEC 051, and those banks that are advanced approaches institutions for regulatory capital purposes that are required to file the FFIEC 031. Signature of Chief Financial Officer (or Equivalent) 07/28/2023Director (Trustee) Date of SignatureDirector (Trustee) Submission of Reports Each bank must file its Reports of Condition and Income (Call Report) data by either: (a)Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or (b) Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR. For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at cdr.help@cdr.ffiec.gov. To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files. The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount. DEUTSCHE BANK TRUST COMPANY AMERICAS Legal Title of Bank (RSSD 9017) New York City (RSSD 9130) FDIC Certificate Number 623 (RSSD 9050) NY State Abbreviation (RSSD 9200) 10019 Zip Code (RSSD 9220) Legal Entity Identifier (LEI) 8EWQ2UQKS07AKK8ANH81 (Report only if your institution already has an LEI.) (RCON 9224) Director (Trustee) The estimated average burden associated with this information collection is 55.53 hours per respondent and is expected to vary by institution, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429. 06/2023 06/2012

DEUTSCHE BANK TRUST COMPANY AMERICAS 00623 New York, NY 10019 Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2023 FFIEC 041 Page 17 of 87 RC-1 All schedules are to be reported In thousands of dollars. Unless otherwise Indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC—Balance Sheet Dollar Amounts in Thousands RCON Amount Assets 1. Cash and balances due from depository institutions (from Schedule RC-A) a. Noninterest-bearing balances and currency and coin m008132,0001.a. b. Interest-bearina balances <2> 007112.700.0001.b. 2. Securities: a. Held-to-maturitv securities (from Schedule RC-B, column A) JJ3402.a. b. Available-for-sale debt securities (from Schedule RC-B, column D) 1773617,0002.b. c. Equity securities with readily determinable fair values not held for tradinq <4> JA2202.c. 3. Federal funds sold and securities purchased under agreements to resell: a. Federal funds soldB98703.a. b. Securities purchased under aoreements to resell <s.si B9895.920.0003.b. 4. Loans and lease financing receivables (from Schedule RC-C): a. Loans and leases held for sale536904.a. b. Loans and leases held for investment B52815,136,0004.b. c. LESS: Allowance for loan and lease losses312318,0004.c. d. Loans and leases held for investment, net of allowance (item 4.b minus4.c) (?)B52915,118,0004.d. 5. Tradinq assets (from Schedule RC-D) 354505. 6. Premises and fixed assets (including capitalized leases)214506. 7. Other real estate owned (from Schedule RC-M)21504,0007. 8. Investments in unconsolidated subsidiaries and associated companies213008. 9. Direct and indirect investments in real estate ventures365609. 10. Intangible assets (from Schedule RC-M)21433,00010. 11. Other assets (from Schedule RC-F) (6>21602,494,00011. 12. Total assets (sum of items 1 throuoh 11) 217036,888,00012. Liabilities 13. Deposits: a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)220023,975,00013.a. (1) Noninterest-bearing (8) 66319,747,00013.a.(1) (2) Interest-bearing663614,228,00013.a.(2) b. Not applicable 14. Federal funds purchased and securities sold under agreements to repurchase: a. Federal funds Durchased <9> B993014.a. b. Securities sold under agreements to repurchase B995014.b. 15. Trading liabilities (from Schedule RC-D)3548015. 16. Other borrowed money (includes mortgage indebtedness) (from Schedule RC-M)3190243,00016. 17. and 18. Not applicable 19. Subordinated notes and debentures («>3200019. 1.Includes cash Items In process of collection and unposted debits. 2. Includes time certificates of deposit not held for trading. 3.Institutions that have adopted ASU 2016-13 should report in item 2.a amounts net of any applicable allowance for credit losses, and item 2.a should equal Schedule RC-B, item 8, column A, less Schedule Rl-B, Part II, item 7, column B. 4. Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for “Securities Activities” for further detail on accounting for investments in equity securities. 5. Includes all securities resale agreements, regardless of maturity. 6.Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses. 7.Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases. 8.Includes noninterest-bearing demand, time, and savings deposits. 9.Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.” 10.Includes all securities repurchase agreements, regardless of maturity. 11.Includes limited-life preferred stock and related surplus. 06/2023 06/2012

DEUTSCHE BANK TRUST COMPANY AMERICAS 00623 New York, NY 10019 FFIEC 041 Page 18 of 87 RC-2 Schedule RC—Continued Dollar Amounts In Thousands RCON Amount Liabilities—continued 20. Other liabilities (from Schedule RC-G)29302,962,00020. 21. Total liabilities (sum of items 13 through 20)294827,180,00021. 22. Not applicable Equity Capital Bank Equity Capital 23. Perpetual preferred stock and related surplus3838023. 24. Common stock32302,127,00024. 25. Surplus (exclude all surplus related to preferred stock)3839935,00025. 26. a Retained earnings36326,688,00026.a. b Accumulated other comprehensive income <d B530(42,000)26.b. c. Other equity capital components (2)A130026.c. 27. a Total bank equity capital (sum of items 23 through 26.c) 32109,708,00027.a. b Noncontrolling (minority) interests in consolidated subsidiaries 3000027.b. 28. Total equity capital (sum of items 27.a and 27.b) G1059,708,00028. 29. Total liabilities and equity capital (sum of items 21 and 28)330036,888,00029. Memoranda To be reported with the March Report of Condition. 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2022. RCONNumberM.1 6724NA 1a = An integrated audit of the reporting institution’s financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution 1 b = An audit of the reporting institution’s financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution 2a = An integrated audit of the reporting institution’s parent holding company’s consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately) 2b = An audit of the reporting institution’s parent holding company’s consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately) 3 = This number is not to be used 4= Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state-chartering authority) 5= Directors’ examination of the bank performed by other external auditors (may be required by state-chartering authority) 6 = Review of the bank’s financial statements by external auditors 7= Compilation of the bank’s financial statements by external auditors 8= Other audit procedures (excluding tax preparation work) 9= No external audit work To be reported with the March Report of Condition. 2.Bank’s fiscal year-end date (report the date in MMDD format) RCON Date 8678NA M.2. 1.Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments. 2.Includes treasury stock and unearned Employee Stock Ownership Plan shares. 06/2012